UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 24, 2021

ELECTRIC LAST MILE SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39457	84-2308711
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1055 W. Square Lake Road

Troy, MI 48098

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (888) 825-9111

Forum Merger III Corporation
1615 South Congress Avenue, Suite 103

Delray Beach, FL 33445

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	ELMS	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one share of common stock, each at an exercise price of $11.50 per share	ELMSW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 24, 2021, Forum Merger III Corporation, a Delaware corporation (“Forum” or “the Company”) (which changed its name to Electric Last Mile Solutions, Inc. on June 25, 2021), held a special meeting of stockholders in lieu of the 2021 annual meeting of stockholders (the “Special Meeting”). At the Special Meeting, a total of 21,388,586 (66.86%) of Forum’s issued and outstanding shares of common stock held of record as of May 20, 2021, the record date for the Special Meeting, were present either in person (including by virtual presence online at the virtual Special Meeting) or by proxy, which constituted a quorum. Forum’s stockholders voted on the following proposals at the Special Meeting, each of which was approved and described in more detail in Forum’s definitive proxy statement filed with the Securities and Exchange Commission on June 9, 2021. The final vote tabulation for each proposal is set forth below.

1.	Business Combination Proposal. To approve and adopt the Agreement and Plan of Merger, dated as of December 10, 2020 and amended as of May 7, 2021 (as amended, the “Merger Agreement”), by and among the Company, ELMS Merger Corp., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”), Electric Last Mile, Inc., a Delaware corporation (“ELM”), and Jason Luo, in his capacity as the initial stockholder representative to ELM, pursuant to which, subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement including the completion of the Carveout Transaction (as defined in the definitive proxy statement), Merger Sub will merge with and into ELM, with ELM surviving the merger in accordance with the Delaware General Corporation Law as a wholly owned subsidiary of the Company, and approve the other transactions contemplated thereby (the “business combination”). The final voting tabulation for this proposal was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
21,146,863	234,312	7,393	0

2.	Nasdaq Proposal. To approve, for purposes of complying with applicable Nasdaq listing rules, the issuance of more than 20% of the Company’s issued and outstanding common stock in connection with the business combination, consisting of the issuance of (v) shares of common stock to the ELM securityholders (as defined in the definitive proxy statement) pursuant to the terms of the Merger Agreement, (w) shares of common stock to SF Motors Inc. d/b/a SERES (“SERES”) pursuant to the terms of the Merger Agreement, (x) shares of common stock to certain institutional investors in connection with the private placement, to close immediately prior to the closing of the business combination, of an aggregate of 13 million shares of common stock, at $10.00 per share, for an aggregate purchase price of $130,000,000, (y) shares of common stock to the holders of the convertible promissory notes, in an aggregate principal amount of $25 million, issued by ELM to certain investors (the “ELM Convertible Notes”) upon the conversion of the ELM Convertible Notes and (z) shares of common stock reserved for a new long-term equity incentive plan. The final voting tabulation for this proposal was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
21,113,225	243,382	31,961	0

3.	Charter Proposal. To approve the Company’s proposed third amended and restated certificate of incorporation (the “proposed charter”) in connection with the business combination. The final voting tabulation for this proposal was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
20,803,115	542,889	42,564	0

4.	Advisory Charter Proposals. To approve and adopt, on a non-binding advisory basis, certain differences between the Company’s second amended and restated certificate of incorporation (as amended through the date of the definitive proxy statement, the “current charter”) and the proposed charter, which are being presented in accordance with the requirements of the U.S. Securities and Exchange Commission (the “SEC”) as eight separate sub-proposals:

A.	To provide that any amendment to certain provisions of the proposed charter relating to director and bylaw matters, director personal liability to us and forum selection and proposed bylaws will require the approval of the holders of at least 66⅔% and a majority, respectively, of the Company’s then-outstanding shares of capital stock entitled to vote generally at an election of directors. The final voting tabulation for this sub-proposal was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
17,500,300	3,461,146	427,122	0

B.	To provide that the federal district courts of the United States of America will be the sole and exclusive forum for resolving any complaint asserting a cause of action arising under the federal securities laws, including the Securities Act of 1933, as amended. The final voting tabulation for this sub-proposal was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
20,394,489	595,432	398,647	0

C.	To provide that, subject to the limitations imposed by applicable law, directors may be removed with cause by the affirmative vote of the holders of at least 66⅔% of the voting power of all then-outstanding shares of capital stock of the Company entitled to vote generally at an election of directors. The final voting tabulation for this sub-proposal was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
17,478,712	3,496,581	413,275	0

D.	To change the name of the new public entity to “Electric Last Mile Solutions, Inc.” from “Forum Merger III Corporation”. The final voting tabulation for this sub-proposal was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
20,429,011	563,395	396,162	0

E.	To, upon completion of the business combination and the conversion of the Company’s Class B common stock, par value $0.0001 per share (“Class B common stock”), into the Company’s Class A common stock, par value $0.0001 per share (“Class A common stock”), increase the authorized capital stock from 111,000,000 shares, consisting of 100,000,000 shares of Class A common stock, 10,000,000 shares of Class B common stock and 1,000,000 shares of preferred stock, par value $0.0001 per share (“preferred stock”), to 1,100,000,000 shares, which would consist of 1,000,000,000 shares of common stock, and 100,000,000 shares of preferred stock, by, on the effective date of the filing of the proposed charter: (i) reclassifying all shares of Class B common stock as Class A common stock; (ii) immediately following the conversion of such Class B common stock into shares of Class A common stock, reclassifying all shares of Class A common stock as common stock; and (iii) creating an additional 890,000,000 shares of common stock and 99,000,000 shares of preferred stock. The final voting tabulation for this sub-proposal was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
17,690,692	3,218,210	479,666	0

F.	To eliminate various provisions applicable only to blank check companies. The final voting tabulation for this sub-proposal was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
20,394,004	572,463	422,101	0

G.	To change the classification of the Board of Directors from two classes to three classes of directors, with each class elected for staggered terms and with each class consisting of one third of the total number of directors constituting the entire board of directors of the Company as nearly as possible. The final voting tabulation for this sub-proposal was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
17,340,848	3,602,817	444,903	0

H.	To provide that the Company renounces, to the fullest extent permitted by law, any interest or expectancy of the Company in, or in being offered an opportunity to participate in, any excluded opportunity pursuant to Section 122(17) of the General Corporation Law of the State of Delaware. The final voting tabulation for this sub-proposal was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
17,766,276	3,169,069	453,223	0

5.	Incentive Plan Proposal. To approve a new long-term equity incentive plan (the “Incentive Plan”), including the authorization of the initial share reserve under the Incentive Plan. The final voting tabulation for this proposal was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
20,569,243	334,857	484,468	0

6.	Director Election Proposal (as defined below). To consider and vote upon a proposal to elect seven directors to serve staggered terms on the Board of Directors until the 2022, 2023 and 2024 annual meetings of our stockholders, as applicable, or until their respective successors are duly elected and qualified, or until their earlier death, resignation, retirement or removal (“Direction Election Proposal A”, and, collectively with the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposal and the Incentive Plan Proposal, the “condition precedent proposals”); alternatively, in the event the condition precedent proposals, including the Business Combination Proposal and Charter Proposal, are not approved and our Board of Directors continues to have two classes of directors, to elect three directors to serve as Class I directors on the Board of Directors for a term of two years expiring at the annual meeting of stockholders to be held in 2023 or until each such director’s successor has been duly elected and qualified, or until each such director’s earlier death, resignation, retirement or removal (“Director Election Proposal B”, and, collectively, with Director Election Proposal A, the “Director Election Proposal”). Each of the director nominees listed below (which were the director nominees under Director Election Proposal A) was elected. The final voting tabulation for this proposal was as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Jason Luo	21,118,861	269,707	0
James Taylor	21,111,994	276,574	0
Shauna F. McIntyre	21,118,286	270,282	0
Richard N. Peretz	21,110,215	278,353	0
Brian M. Krzanich	21,110,779	277,789	0
David Boris	21,116,417	272,151	0
Neil Goldberg	21,284,012	104,556	0

Item 7.01 Regulation FD Disclosure.

On June 24, 2021, Forum and ELM jointly issued a press release announcing the results of the Special Meeting. On June 25, 2021, Forum and ELM jointly issued a press release announcing that they have closed their previously announced business combination. Copies of the press releases are attached as Exhibit 99.1 and Exhibit 99.2 hereto and are incorporated by reference herein.

The information in this Item 7.01 and Exhibit 99.1 and Exhibit 99.2 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, regardless of any general incorporation language in such filings.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release, dated June 24, 2021.
99.2	Press Release, dated June 25, 2021.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Electric Last Mile Solutions, Inc.

	By:	/s/ James Taylor
Dated: June 25, 2021		Name:	James Taylor
		Title:	Chief Executive Officer